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                                                                       Exhibit 5

                     [Letterhead of Baker & Botts, L.L.P.]

064363.0103                                       December 9, 1997



NorAm Energy Corp.
Houston Industries Plaza
1111 Louisiana Street
Houston, Texas  77002

Ladies and Gentlemen:

          We have acted as counsel for NorAm Energy Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (Registration No. 333-41017)(the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance and sale from time to time of up to $500,000,000 in aggregate principal amount of the Company's debt securities (the "Debt Securities"), each series of which will be issued under an Indenture (the "Indenture"), dated as of December 1, 1997, between the Company and Texas Commerce Bank National Association, as Trustee (the "Trustee").

          In our capacity as your counsel in the connection referred to above, we have examined the Certificate of Incorporation and Bylaws of the Company, as amended to date, and the form (filed as an exhibit to the Registration Statement) of the Indenture, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents.
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NorAm Energy Corp.                     -2-                     December 9,1997


          On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

          When (i) the Registration Statement has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) the Indenture has been duly authorized, executed and delivered and (iii) the Debt Securities have been duly authorized, executed and authenticated in accordance with the terms of the Indenture and the applicable supplemental indenture creating such series of Debt Securities, and delivered against payment of the agreed consideration therefor, the Debt Securities will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforceability is subject to (x) any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          The opinions set forth above are limited in all respects to matters of Texas law, Delaware corporate law and the contract law of the State of New York as in effect on the date hereof. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement. Additionally, we hereby consent to the reference to our Firm under the caption "Validity of Securities" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,


                                    BAKER & BOTTS, L.L.P.

MSS/TST